EXHIBIT 32.1

               CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO
                             18 U.S.C. Section 1350,
                             AS ADOPTED PURSUANT TO
                  Section 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of Valley Commerce Bancorp (the "Company") for the quarterly period ended September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of Donald A. Gilles, President and Chief Executive Officer of the Company, and Roy O. Estridge, Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      Date: November 14, 2005        /S/ DONALD A. GILLES
                                     -----------------------
                                     Donald A. Gilles
                                     President and Chief Executive Officer

      Date: November 14, 2005        /S/ ROY O. ESTRIDGE
                                     -----------------------
                                     Roy O. Estridge
                                     Chief Financial Officer

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.